Exhibit 10.2

EXECUTION VERSION

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY , HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL

Dated 10 January 2022

Deed of Amendment

between

Aleph Internet Media Services LLC

A15 Holding Netherlands B.V.

IMS Internet Media Services, Inc.

Httpool Holdings UK Limited

Connect Ads DMCC

and

Aleph Group Inc.

i

This Deed of Amendment (this “Deed”) is made on 10 January 2022

Between:

(1)	Aleph Internet Media Services LLC, a limited liability company incorporated in the United States, with registered number L21000042376 and whose registered office is at (“Aleph”);

(2)	A15 Holding Netherlands B.V., a company incorporated in the Netherlands, with registered number 63036673 and whose registered office is at A15”);

(3)	IMS Internet Media Services, Inc., a company incorporated in the United States, with registered number P05000006068 and whose registered office is at (“IMS”);

(4)	Httpool Holdings UK Limited, a company incorporated in the United Kingdom, with registered number 10375627 and whose registered office is at (“Httpool”);

(5)	Connect Ads DMCC, a company incorporated in the Dubai Multi Commodities Centre, Dubai, UAE, with registered number DMCC91896 and whose registered office is at (“Connect Ads”); and

(6)	Aleph Group Inc., an exempted company incorporated in the Cayman Islands, with registered number 378353 and whose registered office is at the offices of (“Aleph Cayman”),

(each a “Party” and together the “Parties”).

Whereas:

(A)	The Parties are the parties to a share sale and purchase agreement, dated 5 July 2021, as amended and restated pursuant to a deed of adherence, amendment and restatement dated 29 September 2021 (the “SPA”).

(B)       Pursuant to the terms of the SPA (inter alia):

(i)	A15 agreed to sell, and Httpool agreed to purchase, shares together representing fifty-one per cent. (51%) of the entire issued share capital of Connect Ads on a Fully-Diluted Basis at Completion, in consideration for the payment by Httpool to A15 of the Cash Consideration, Earn Amount 1 (if applicable), Earn Amount 2 (if applicable) and the Deferred Consideration (if applicable); and

(ii)	A15 further agreed to sell, and Aleph Cayman agreed to purchase, shares together representing thirty-five per cent. (35%) of the entire issued share capital of Connect Ads on a Fully-Diluted Basis at Completion, in consideration for Aleph Cayman allotting and issuing to A15, the Consideration Shares.

(C)	As at the date of this Deed, Connect Ads has one hundred and seventy (170) shares in issue. The number of shares representing fifty-one per cent. (51%) of the entire issued share capital of Connect Ads on a Fully-Diluted Basis would therefore equal 86.7 shares and the number of shares representing thirty-five per cent. (35%) of the entire issued share capital of Connect Ads on a Fully-Diluted Basis would therefore equal 59.5 shares.

(D)	The DMCC regulations do not permit the transfer of fractional numbers of shares.

(E)	Accordingly, the Parties have agreed that, in order to facilitate Completion under the SPA and to ensure that Httpool and Aleph Cayman receive the agreed percentages of the shares in the share capital of Connect Ads:

(i)	at Completion, A15 shall transfer:

(a)	eighty-six (86) shares in the share capital of Connect Ads to Httpool; and

(b)	fifty-nine (59) shares in the share capital of Connect Ads to Aleph Cayman; and

(ii)	promptly following Completion, the Parties shall procure that Connect Ads shall allot and issue:

(a)	sixteen (16) shares in the share capital of Connect Ads to Httpool;

(b)	eleven (11) shares in the share capital of Connect Ads to Aleph Cayman; and

(c)	three (3) shares in the share capital of Connect Ads to A15,

in each case, for nominal consideration.

(F)	In order to reflect the agreement outlined above, the Parties wish to amend the SPA on the terms and subject to the conditions of this Deed.

It is agreed:

2.	Interpretation

2.1	In this Deed (including the Recitals):

“Aleph Cayman Shareholders’ Waiver” has the meaning given to it in Clause 4.2(f);

“Connect Ads Accounting Policies” has the meaning given to it in Clause4.2(d);

“CVC Consent” has the meaning given to it in Clause 4.2(e);

“Effective Date” means the date of this Deed;

“IMS Accounting Policies” has the meaning given to it in Clause 4.2(c);

“Party” means a party to this Deed, and “Parties” shall mean the parties to this Deed; and

“Transaction Document” has the meaning given to it in the SPA.

2.2	Unless otherwise stated in this Deed, words and expressions defined in the SPA shall have the same meanings when used in this Deed.

2.3	Clauses 1.2 to 1.14 (Interpretation) of the SPA shall apply mutatis mutandis to this Deed.

3.	Amendment of the SPA

3.1	With effect from the Effective Date, the Parties agree that the SPA shall be amended as follows:

(a)	the following new Recitals shall be inserted in the Recitals of the SPA immediately after Recital (C):

“(D) Promptly following Completion:

(i)	Httpool shall subscribe for, and Connect Ads shall allot and issue to Httpool, the Additional Sale Shares;

(ii)	Aleph Cayman shall subscribe for, and Connect Ads shall allot and issue to Aleph Cayman, the Additional Swap Shares;

(iii)	A15 shall subscribe for, and Connect Ads shall allot and issue to A15, the Additional A15 Shares,

in each case, on the terms and subject to the Conditions of this Agreement.

(E)	Immediately following the subscription for, and allotment and issuance of, the Additional Connect Ads Shares:

(i)	Httpool shall be the legal and beneficial owner of shares together representing fifty-one per cent. (51%) of the entire issued share capital of Connect Ads;

(ii)	Aleph Cayman shall be the legal and beneficial owner of shares together representing thirty-five per cent. (35%) of the entire issued share capital of Connect Ads; and

(iii)	A15 shall be the legal and beneficial owner of shares together representing fourteen per cent. (14%) of the entire issued share capital of Connect Ads,

in each case, on a Fully-Diluted Basis.”

(b)	the definition of “A15 Permitted Action” in Clause 1.1 of the SPA shall be deleted in its entirety and replaced with the following definition:

“A15 Permitted Actions” means the incorporation of wholly-owned subsidiaries in Morocco and/or Qatar beneath Connect Ads;

(c)	the definition of “Business Day” in Clause 1.1 of the SPA shall be deleted in its entirety and replaced with the following definition:

“Business Day” means a day (other than a Saturday, Sunday or a public holiday) when commercial banks are open for ordinary banking business in Dubai (UAE), George Town (the Cayman Islands), Amsterdam (the Netherlands), Miami (United States) and London (United Kingdom);

(d)	the definition of “Cash Consideration” in Clause 1.1 of the SPA shall be deleted in its entirety and replaced with the following definition:

“Cash Consideration” means US$52,393,981;

(e)	the definition of “Consideration Shares Percentage” in Clause 1.1 of the SPA shall be deleted in its entirety and replaced with the following definition:

“Consideration Shares Percentage” means 4.3846% as may be reduced in accordance with Clause 3.2(e);

(f)	the following new definitions shall be inserted in Clause 1.1 of the SPA in alphabetical order

““Additional A15 Shares” means three (3) shares in the share capital of Connect Ads;

“Additional Connect Ads Shares” means the Additional Sale Shares, the Additional Swap Shares and the Additional A15 Shares;

“Additional Sale Shares” means sixteen (16) shares in the share capital of Connect Ads;

“Additional Swap Shares” means eleven (11) shares in the share capital of Connect Ads;”;

(g)	the definition of “Sale Shares” in Clause 1.1 of the SPA shall be deleted in its entirety and replaced with the following definition:

““Sale Shares” means eighty-six (86) shares in the share capital of Connect Ads;”;

(h)	the definition of “Swap Shares” in Clause 1.1 of the SPA shall be deleted in its entirety and replaced with the following definition:

““Swap Shares” means fifty-nine (59) shares in the share capital of Connect Ads;”;

(i)	a new Clause 3.5 shall be inserted immediately after Clause 3.4 of the SPA as follows:

“3.5	Additional Connect Ads Shares

(a)	Promptly following Completion:

(i)	Httpool shall subscribe for, and Connect Ads shall (and the Parties shall procure that Connect Ads shall) allot and issue to Httpool, the Additional Sale Shares;

(ii)	Aleph Cayman shall subscribe for, and Connect Ads shall (and the Parties shall procure that Connect Ads shall) allot and issue to Aleph Cayman, the Additional Swap Shares; and

(iii)	A15 shall subscribe for, and Connect Ads shall (and the Parties shall procure that Connect Ads shall) allot and issue to A15, the Additional A15 Shares,

in each case, for nominal consideration.

(b)	The Additional Connect Ads Shares shall be allotted and issued free from all Encumbrances, shall be credited as fully paid, non-assessable, ordinary shares which shall rank pari passu in respects with, and carry all of the rights and preferences of, ordinary shares issued and outstanding in the share capital of Connect Ads, including the right to receive all dividends, distributions, or returns of capital declared, made or paid by Connect Ads on or after the date on which such shares are allotted and issued.

(c)	Each of Httpool, Aleph Cayman and A15 hereby irrevocably and unconditionally waives and shall procure the waiver of any and all restrictions (including pre-emption rights) which may exist in relation to the allotment and issuance of the Additional Connect Ads Shares.”;

(j)	the reference in Clause 4.2 to the SPA to “paragraphs 1, 2 and 8 of Part 1 of Schedule 4 (Pre-Completion Conditions)” shall be replaced with a reference to “paragraphs 1, 2 and 8(a) of Part 1 of Schedule 4 (Pre-Completion Conditions)”;

(k)	the reference in Clause 4.14(c) to the SPA to “the Twitter Condition” shall be replaced with a reference to “the Pre-Completion Condition set out in paragraph 8(b) of Part 1 of Schedule 4 (Pre-Completion Conditions)”;

(l)	the reference in Clause 4.16(a) to the SPA to “the Twitter Condition” shall be replaced with a reference to “the Pre-Completion Condition set out in paragraph 8(b) of Part 1 of Schedule 4 (Pre-Completion Conditions)”;

(m)	the reference in Clause 4.16 (d) to the SPA to “the Twitter Condition” shall be replaced with a reference to “the Pre-Completion Condition set out in paragraph 8(b) of Part 1 of Schedule 4 (Pre-Completion Conditions)”;

(n)	clause 7.4(c) of the SPA shall be deleted in its entirety and replaced with the following:

“(c) restated articles of association of Connect Ads, in the agreed form, reflecting each of Httpool, Aleph Cayman and A15 as shareholders in Connect Ads and, to the extent necessary, incorporating the provisions of the Agreed Form Connect Ads Shareholders’ Agreement.”;

(o)	clause 12.9(a) of the SPA shall be deleted in its entirety and replaced with the following:

“100% divided by (100% minus the Consideration Shares Percentage) of the Consideration Shares Percentage of such IMS Leakage (for example (100% / (100% - 4.3846%) x 4.3846%) x 100 = 4.5857%), net of the Consideration Shares Percentage of (a) any actual cash Tax saving or benefit that has arisen as a result of any Relief that is or will be available after Completion to A15 or any member of the A15 Group; (b) the Consideration Shares Percentage multiplied by the IMS Proportion of any actual cash Tax saving or benefit that has arisen as a result of any Relief that is or will be available after Completion to any IMS Group Company in connection with such IMS Leakage; and (c) the Consideration Shares Percentage multiplied by the IMS Proportion of any amount in respect of VAT which is recoverable by any IMS Group Company in connection with such Leakage; plus”;

(p)	paragraph 2(ii) of Part 1 of Schedule 4 (Non-Regulatory Pre-Completion Conditions) to the SPA shall be deleted in its entirety and replaced with the following paragraph:

“a copy of an executed agreement between Connect Ads and Cemal Burak Yilmaz (in the form agreed between the Parties to this Agreement) pursuant to which they agree to the amend the bye-laws of Connect Ads Italy to include (A) a right of first refusal in favour of Connect Ads DMCC in the event that Cemal Burak Yilmaz intends to transfer any quotas to a third party; and (B) a drag along right in favour of Connect Ads DMCC in respect of the quotas held by Cemal Burak Yilmaz in the event that Connect Ads DMCC intends to transfer its participation to a third party; and”;

(q)	paragraph 8 of Part 1 of Schedule 4 (Non-Regulatory Pre-Completion Conditions) to the SPA shall be deleted in its entirety and replaced with the following paragraph:

“8.(a) No Twitter Agreement having a term which expires prior to Completion and A15 having delivered to IMS complete and accurate copies of the Twitter Agreements; and (b) the Twitter Agreements being in full force and effect and no written notice of termination having been served under any Twitter Contract.”;

(r)	the definition of “Put Option IMS EBIDTA” in paragraph 1.1 of Schedule 7 (A15 Put Option) to the SPA shall be deleted in its entirety and replaced with the following definition:

““Put Option IMS EBIDTA” means the consolidated income from operations under US GAAP (excluding, the Connect Ads Group) less depreciation and amortization and adjusted (add back) for lease expenses as per IFRS 16 of the IMS Group as at the Put Option Reference Date determined on the basis of the Put Option IMS Accounts, and excluding (a) any reasonable and documented third party costs and expenses incurred by any member of the IMS Group in relation to the Qualifying IPO or the Akuma Flip- Up; and (ii) any UK stamp duty paid by or on behalf of IMS in respect of the transfer of the shares in the share capital of Httpool held by Akuma to IMS as part of the Akuma Flip-Up;”;

(s)	the definition of “Aleph Cayman Change of Control” in paragraph 1.1 of Schedule 7 (A15 Put Option) to the SPA shall be deleted in its entirety and replaced with the following definition:

““Aleph Cayman Change of Control” means Aleph and Akuma collectively ceasing to hold directly or indirectly at least 50.1% of the entire issued share capital of Aleph Cayman on a Fully-Diluted Basis other than as a result of a Qualifying IPO;”;

(t)	the definition of “Put Option Period” in paragraph 1.1 of Schedule 7 (A15 Put Option) to the SPA shall be deleted in its entirety and replaced with the following definition:

“”Put Option Period” means:

(a) if the Connect Ads Put Option Trigger Event is a Qualifying IPO, the period:

(i) commencing on the later of:

(A) the date on which the Put Option Statement in respect of such Put Option Trigger Event is agreed or determined in accordance with paragraph Error! Reference source not found. of this Schedule 7 (A15 Put Option); and

(B) the Completion Date; and

(ii) ending forty (40) Business Days thereafter;

(b) if the Connect Ads Put Option Trigger Event is an Aleph Cayman Change of Control, the period:

(i) commencing on the later of:

(A) the date on which the Put Option Statement in respect of such Put Option Trigger Event is agreed or determined in accordance with paragraph Error! Reference source not found. of this Schedule 7 (A15 Put Option); and

(B) the Completion Date; and

(ii) ending forty (40) Business Days thereafter; or

(c) if the Connect Ads Put Option Trigger Event is a Change in CEO, the period:

(i) commencing on the later of:

(A) the date on which the Put Option Statement in respect of such Put Option Trigger Event is agreed or determined in accordance with paragraph Error! Reference source not found. of this Schedule 7 (A15 Put Option); and

(B) the Completion Date; and

ending forty (40) Business Days thereafter; or

(d) if the Connect Ads Put Option Trigger Event is the second (2nd) anniversary of the Completion Date, the period:

(i) commencing on the date on which the Put Option Statement in respect of such Put Option Trigger Event is agreed or determined in accordance with paragraph Error! Reference source not found. of this Schedule 7 (A15 Put O ption); and

(ii) ending forty (40) Business Days thereafter;

(e) if the Connect Ads Put Option Trigger Event is the Connect Ads Change of Control, the period:

(i) commencing on the later of:

(A) the date on which the Put Option Statement in respect of such Put Option Trigger Event is agreed or determined in accordance with paragraph Error! Reference source not found. of this Schedule 7 (A15 Put Option); and

(B) the Completion Date; and

(ii) ending forty (40) Business Days thereafter; ”;

(u)	the definition of “Put Option Trigger Event” in paragraph 1.1 of Schedule 7 (A15 Put Option) to the SPA shall be deleted in its entirety and replaced with the following definition:

“”Put Option Trigger Event” means

(a) a Qualifying IPO;

(b) an Aleph Cayman Change of Control;

(c) a Change in CEO;

(d) the second (2nd) anniversary of the Completion Date; or

(e) a Connect Ads Change of Control;”;

(v)	the definition of “Put Option Valuation Multiple” in paragraph 1.1 of Schedule 7 (A15 Put Option) to the SPA shall be deleted in its entirety and replaced with the following definition:

““Put Option Valuation Multiple” means:

(a) the Qualifying IPO Multiple;

(b) the Aleph Cayman Change of Control Multiple;

(c) the Change in CEO Multiple;

(d) the Second Anniversary Multiple; or

(e) the Connect Ads Change of Control Multiple,

(as applicable);”;

(w)	the following new definitions shall be inserted in paragraph 1.1 of Schedule 7 (A15 Put Option) to the SPA:

““Connect Ads Change of Control” means Aleph and Httpool collectively ceasing to hold directly or indirectly at least 50.1% of the entire issued share capital of Connect Ads on a Fully-Diluted Basis before the second (2nd) anniversary of the Completion Date;”

“”Connect Ads Change of Control Multiple” means 8.5 or any other multiple agreed in writing between A15 and IMS;”;

(x)	paragraph 2.4 of Schedule 7 (A15 Put Option) to the SPA shall be amended by the insertion of the following paragraph immediately following paragraph 2.4(a)(iii):

“2.4(a)(iv) in the case of a Connect Ads Change of Control:

(A)	the identity of the third party purchaser;

(B)	the number of shares in Connect Ads to be sold by Httpool and Aleph;

(C)	the purchase price per share in Connect Ads (including any deferred consideration or earn-outs);”

(y)	paragraph 2.2 of Schedule 9 (A15 Warranties) to the SPA shall be deleted in its entirety and replaced with the following paragraph:

“Connect Ads has one hundred and seventy (170) shares in issue”;

(z)	paragraph 2.3 of Schedule 9 (A15 Warranties) to the SPA shall be deleted in its entirety and replaced with the following paragraph:

“[Not used]”;”; and

(aa)	paragraph 2.4 of Schedule 9 (A15 Warranties) to the SPA shall be deleted in its entirety and replaced with the following paragraph:

“A15 is the sole legal and beneficial owner of the remaining 25 shares in the share capital of Connect Ads, which together with the Sale Shares and Swap Shares constitute the entire issued share capital of Connect Ads on a Fully-Diluted Basis.”.

3.2	The amendment of the SPA pursuant to this Deed shall constitute a variation of the SPA in accordance with Clause 28 (Variations) of the SPA.

3.3	Save as amended in accordance with Clause 3.1 above, the SPA shall continue in full force and effect.

3.4	With effect from the Effective Date, any reference in a Transaction Document to “the SPA” shall be read and construed as references to the SPA as amended by this Deed. For the avoidance of doubt, references in the SPA to the “Signature Date” or the “date of this Agreement” shall be deemed to be references to 5 July 2021.

4.	Satisfaction of certain Pre-Completion Conditions

4.1	The Parties acknowledge and agree that each of the Pre-Completion Conditions set out in paragraphs 1, 2(iii), 3, 4, 5, 6, 7 and 8(a) of Part 1 of Schedule 4 (Non-Regulatory Pre-Completion Conditions) and paragraphs 1 and 2 of Part 2 of Schedule 4 (Regulatory Pre-Completion Conditions) of the SPA have been satisfied.

4.2	The Parties acknowledge and agree that the agreed form of:

(a)	the Joinder and Amendment Agreement to the Aleph Cayman Shareholders’ Agreement is set out in Appendix 1 to this Deed;

(b)	the Connect Ads Shareholders’ Agreement is set out in Appendix 2 to this Deed;

(c)	the specific accounting policies to be used in the preparation of the consolidated financial statements for the IMS Group referred to in paragraph 6 of Part 1 of Schedule 4 (Pre-Completion Conditions) to the SPA (the “IMS Accounting Policy”) is set out in Appendix 3 to this Deed;

(d)	the specific accounting policies to be used in the preparation of the consolidated financial statements for the Connect Ads Group referred to in paragraph 7 of Part 1 of Schedule 4 (Pre-Completion Conditions) to the SPA (the “Connect Ads Accounting Policy”) is set out in Appendix 4 to this Deed;

(e)	the written approval of CVC referred to in paragraph 9 of Part 1 of Schedule 4 (Pre-Completion Conditions) to the SPA (the “CVC Consent”) is set out in Appendix 5 to this Deed; and

(f)	the waiver by each shareholder of Aleph Cayman of its rights of pre-emption under section 8.13 of Aleph Cayman Shareholders’ Agreement referred to in paragraph 10 of Part 1 of Schedule 4 (Pre-Completion Conditions) to the SPA (the “Aleph Cayman Shareholders’ Waiver”) is set out in Appendix 6 to this Deed.

5.	Consent to the Aleph Cayman Capital Reduction

5.1	The Parties acknowledge and agree that:

(a)	pursuant to Clause 5.4(d) of the SPA Aleph Cayman was entitled to undertake a consolidation or redemption of the existing ordinary shares in its share capital, in each case, on a pro rata basis amongst the existing shareholder of Aleph Cayman, in order to reduce the total number of issued and outstanding shares in its share capital in preparation for a Qualifying IPO;

(b)	on 29 September 2021, the board and shareholders of Aleph Cayman instead resolved to reduce the total number of issued and outstanding shares in its share capital by:

(i)	reducing the par value of Aleph Cayman’s issued and outstanding ordinary shares from US$0.01 to US$0.0001 per share, thereby reducing its share capital to US$20,000,000 consisting of 200,000,000,000 ordinary shares of par value US$0.0001 each; and

(ii)	cancelling 300,000,000,000 authorised but unissued shares of par value US$0.01 each and creating 300,000,000,000 shares of par value US$0.0001 each,

(the “Aleph Cayman Capital Reduction”);

(c)	the Aleph Cayman Capital Reduction was completed on 11 October 2021; and

(d)	pursuant to Clause 5.2 of the SPA, the Aleph Cayman Capital Reduction required the prior written approval of A15 which was not sought by Aleph Cayman or IMS nor given by A15.

5.2	A15 hereby irrevocably and unconditionally consents to the Aleph Cayman Capital Reduction for the purposes of Clause 5.2 of the SPA and waives any and all claims that it may have against Aleph Cayman and IMS in respect of the Aleph Cayman Capital Reduction having taken place without the prior written consent of A15.

6.	Miscellaneous

Clause 18 (Confidentiality), Clause 19 (Announcements), Clause 20 (Further Assurance), Clause 21 (Effect of Completion), Clause 22 (Assignment), Clause 24 (Costs and Expenses), Clause 25 (Notices), Clause 26 (Entire Agreement), Clause 27 (Severance and Validity), Clause 28 (Variations), Clause 29 (Remedies and Waiver), Clause 30 (Third Party Rights), Clause 31 (Counterparts) and Clause 33 (Governing Law and Submission to Jurisdiction) of the SPA shall apply mutatis mutandis to this Deed.

Executed and delivered as a deed on the date which first appears above.

Executed as a Deed by Aleph Group Inc.
acting by,
a director, in the presence of:	Director

Signature:

Name:

Address:

Occupation: Attorney

Executed as a Deed by Aleph Internet Media
Services LLC acting by,
a director, in the presence of:	Director

Signature:

Name:

Address:

Occupation: Attorney

Executed as a Deed by A15 Holding
Netherlands B.V. acting by, a
director, in the presence of:

Signature:

Name:

Address:

Occupation: Administration Manager

Executed as a Deed by IMS Internet Media
Services, Inc. acting by,
a director, in the presence of:	Director

Signature:

Name:

Address:

Occupation: Attorney

Executed as a Deed by Httpool Holdings UK
Limited acting by,
a director, in the presence of:	Director

Signature:

Name:

Address:

Occupation: Attorney

Executed as a Deed by Connect Ads DMCC
acting by,
Authorized Signatory, in the presence of:	Authorized Signatory

Signature:

Name:

Address:

Occupation: Administration Manager